Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 2022, relating to the consolidated financial statements of Forafric Agro Holdings Limited and Subsidiaries as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019, which appears in the Registration Statement on Form S-4 (File No. 333-262126).

/s/ UHY LLP

UHY LLP

Melville, NY

December 16, 2022